GLOBAL EXPRESS AIRCRAFT PURCHASE AGREEMENT  made on the
24 day of June 1997

BETWEEN:  GOLDEN NUGGET AVIATION CORP.

     Domicile Address:                  Mailing address:

     3400 Las Vegas Boulevard South
     Las Vegas, Nevada
     USA 89109

     facsimile:     (702) 791-5787      facsimile:
     telephone:     (702) 791-7129      telephone
     ("Buyer")

AND BOMBARDIER INC., a Canadian corporation represented by its BUSINESS AIRCRAFT DIVISION with its offices located at 400 Cote Vertu Road, Dorval, Quebec, Canada H4S 1Y9 facsimile: (514) 855-7806 telephone: (514) 855-5000
     ("Seller")

ARTICLE  1  SUBJECT MATTER

1.1 Subject to the provisions of this Agreement, Seller shall sell and deliver to Buyer, and Buyer shall take delivery of and pay for, one Bombardier Global Express Aircraft Model BD-700-1A10 (the "Aircraft"), as described in Bombardier Type Specification No. RAD-700-100, Issue C-1 dated 16 Nov. 1995 which is attached hereto as Schedule "A" and made part of this Agreement by reference. Schedule "A" and any amendments and/or revisions thereof made in accordance with this Agreement are collectively referred to as the "Specification".

ARTICLE  2  DELIVERY

2.1 The Aircraft shall be ready for delivery to Buyer at Seller's Plant in the City of Dorval, Province of Quebec,
Canada within 30 days of 30 June 1998.

2.2 Before the end of the period of Article 2.1, Seller shall give Buyer reasonable notice of the date on which the Aircraft will be ready for Buyer's inspection and/or flight test and delivery to Buyer (the "Readiness Date") in accordance with this Agreement. Buyer shall commence that inspection and/or flight test within 10 days of the Readiness Date, such 10 day period being the "Delivery Period". If no Aircraft defect or discrepancy is revealed by that inspection and/or flight test, Buyer shall accept delivery of the Aircraft on or before the last day of the Delivery Period (the time of the acceptance of delivery of the Aircraft being the "Delivery Time"). Two representatives of Buyer may participate in the foregoing inspection and/or flight test. Such flight test shall not exceed 4 hours duration.

                         Exhibit 10.2

2.3 Any Aircraft defect or discrepancy revealed by Buyer's inspection and/or flight test referred to in Article 2.2 shall be corrected by Seller before the delivery of the Aircraft to Buyer which, in the case of this Article 2.3, may occur during or after the Delivery Period depending on the nature of the defect or discrepancy and time required for correction. Such correction shall be made at no cost to Buyer. If such correction requires an additional flight test it will be conducted according to Article 2.2. When this
Article 2.3 applies, Buyer shall accept delivery of the Aircraft within 3 days after the Aircraft defect or discrepancy has been corrected.

2.4 If Buyer does not accept delivery of the Aircraft according to Article 2.2 or 2.3, as applicable, Buyer shall be deemed to be in default of the terms of this Agreement and (i) the unpaid balance of the Purchase Price (as defined in Article 3.1) shall immediately become due and payable,
(ii) the Aircraft shall thereafter be provided with suitable outside storage at the expense of Buyer, and (iii) all risk of loss or damage to the Aircraft shall pass to and be borne by Buyer. Should Buyer not accept delivery of the Aircraft within 30 days after the date for delivery as established according to Article 2.2 or 2.3, as applicable, Seller, at its election and upon giving 10 days written notice to Buyer, may terminate this Agreement in accordance with
Article 14.

2.5 Buyer, by its acceptance of the Aircraft at Delivery Time and signature of a receipt for the Aircraft in the form of Schedule "B" attached hereto, shall be deemed to have examined the Aircraft and found it in conformity with the Specification and with the provisions of this Agreement.

2.6 If, at Delivery Time, the Aircraft is temporarily equipped with any ferry equipment loaned by Seller to Buyer, Buyer accepts all risk and responsibility for such ferry equipment and Buyer agrees to return to Seller, at Seller's expense, all such ferry equipment within 30 days after the Aircraft leaves Seller's plant.

ARTICLE  3   MANUFACTURING PAYMENT SCHEDULE

3.1  Refer Addendum

3.2 Any reference in this Agreement to the payment of interest will be at the U.S. prime interest rate as quoted in The Wall Street Journal, Money Rates column, on the first business day of the month for that month (and to the extent applicable, on the first business day of each succeeding month for such succeeding month), and such interest shall be compounded annually.

3.3 Seller shall remain exclusive owner of the Aircraft, free and clear of all rights, prior claims, liens, charges or encumbrances, until such time as all payments referred to in Article 3.1 have been made.

3.4 Any overdue amounts payable hereunder will bear interest as specified in Article 3.2.

3.5 All payments under this Article 3 shall be made in U.S. dollars by wire transfer or by other method acceptable to Seller at the address shown above. Any payment made by way of wire transfer must be received in immediately available funds deposited to Seller's account indicated above before Seller can consider the payment to have been made.

ARTICLE  4  CERTIFICATION

4.1 Seller represents it will obtain a Department of Transport (DOT) of Canada Type Approval, validated by a Type Certificate issued in accordance with Part 25 of the Federal Aviation Regulations of the Federal Aviation Administration
(FAA) of the United States for the Bombardier Global Express BD-700-1A10 type aircraft. Seller shall provide Buyer a DOT Certificate of Airworthiness for Export. That Certificate of Airworthiness for Export will permit the Aircraft to qualify for an FAA Certificate of Airworthiness. Seller shall not be obligated to obtain any other certificates or approvals as part of this Agreement.

4.2 Regulatory Changes - If any change to the Aircraft is required because of any law or governmental regulation or requirement or interpretation thereof by any governmental agency ("Regulatory Change") which is effective after the date of this Agreement, but before Delivery Time, which is applicable to all aircraft in general or to all aircraft of the same category as the Aircraft, such Regulatory Change shall be made to the Aircraft before Delivery Time and Buyer shall pay Seller's reasonable cost for such Regulatory Change. If the incorporation of such Regulatory Change delays the delivery of the Aircraft, that delay shall be an Excusable Delay according to Article 13.

ARTICLE  5  LOSS OR DESTRUCTION OF AIRCRAFT

5.1 In the event of the loss, destruction or damage beyond repair of the Aircraft prior to Delivery Time, Buyer shall have the right to accept delivery of the next available aircraft, as reasonably determined by Seller, at the prevailing price for aircraft of that configuration or specification, or to terminate this Agreement. In the case of termination, Buyer's rights shall be governed by Article
14.4. Buyer shall notify Seller of its decision within 15 days from receipt by Buyer of written notice from Seller of the loss, destruction or damage of the Aircraft and the delivery date and price of the next available aircraft.

ARTICLE  6  CHANGES

6.1   Seller may, prior to Delivery Time and without Buyer's
consent:
     i) substitute the kind, type or source of any material, part, accessory or equipment by any other material, part, accessory or equipment of like, equivalent or better kind or type; or
     ii) make such change or modification to the Aircraft or Specification as it deems appropriate to improve the Aircraft, its maintainability or appearance or to prevent delays in manufacture or delivery;
provided that such substitution, change or modification shall not adversely affect the Purchase Price or performance. If delivery of the Aircraft is delayed in accordance with this Article, such delay shall be an Excusable Delay according to Article 13.

ARTICLE   7  SPARE PARTS

7.1 The term "Spare Parts" shall mean only such parts for the Aircraft as are manufactured by Seller or to Seller's detailed design and specification or over which Seller exercises proprietary control. To provide a ready, dependable source for Spare Parts, Seller, from Delivery Time to a period of 10 years after delivery of the last BD-700-1A10 aircraft manufactured by Seller shall:
     i) maintain, or use its best efforts to cause its vendors and subcontractors to maintain, a stock of Spare Parts in reasonable quantities to meet Buyer's normal operating requirements; and
     ii) maintain, or cause to be maintained, tooling for production of Spare Parts manufactured by Seller and not so normally maintained in stock.

All sales of such Spare Parts are to be at Seller's prevailing prices at the time of receipt of each order and at the then current terms and conditions.

ARTICLE  8  TITLE AND RISK

8.1 At Delivery Time, Seller shall deliver to Buyer a bill of sale and title to the Aircraft shall pass to Buyer free and clear of all rights, liens, charges, prior claims and encumbrances.

At Delivery Time, risk of damage to or loss of the Aircraft shall pass to Buyer. If, after Delivery Time, the Aircraft remains in or is returned to the care, custody or control of Seller or any of Seller's subsidiaries, affiliates or its parent (collectively "Seller") for any purpose, Buyer shall retain risk of damage to or loss of the Aircraft and, for itself and on behalf of its insurer(s), hereby waives, and releases Seller from, any claim whether direct, indirect or by way of subrogation for damage to or loss of the Aircraft arising out of such care, custody or control.

ARTICLE  9  TRAINING

9.1 Included in the sale of the Aircraft and incidental thereto, Seller shall make available a ground and flight training program for 4 qualified pilots, a ground maintenance training program for 2 mechanics and training for 2 cabin flight attendants at no additional cost to Buyer. Buyer shall be responsible for all travel and living expenses of Buyer's personnel. Seller strongly recommends that all training be completed before placing the Aircraft into service but, in any event, all training shall be completed no later than 1 year from Delivery Time or Buyer's rights to training at no additional cost under this Article shall expire.

ARTICLE  10   WARRANTY

10.1 Seller warrants that at Delivery Time the Aircraft shall conform to the Specification as defined herein and shall be free from: i) defects in material, (ii) defects in manufacture, and (iii) defects in design, having regard to the state-of-the-art as of the time of design of the Aircraft ("Warranty"). Any matters stated in this Agreement or in the Specification as type characteristics, estimates, approximations, objectives, design objectives or design criteria are excluded from the Warranty.

10.2 As to each matter covered by the Warranty, Seller's sole obligation and liability under the Warranty is (a) expressly limited to correction, by repair, replacement or rework of the item(s) by Seller at Seller's facilities, or at such other facility as may be designated by Seller, of any defect specified in clauses (i), (ii), or (iii) of
Article 10.1 and (b) is subject to Buyer delivering to Seller a written description of the defect as soon as practicable, but no later than 3 months after the defect becomes apparent to Buyer. Any item(s) (excluding the Aircraft) found defective shall be returned to Seller at Seller's expense.

10.3 The Warranty in respect to the Aircraft shall be for 5000 flight hours or for 5 years from the date Buyer accepts delivery of the Aircraft from the completion center ("In-Service Date"), whichever first occurs, but in no event shall the Warranty exceed 68 months from Delivery Time.

10.4 Notwithstanding Article 10.3 above, the Warranty period applicable to airframe metal structures covered in Sections 53 (Fuselage), 55 (Stabilizers) and 57 (Wings) of the Specification shall be for 20,000 flight hours or for 20 years from Delivery Time, whichever first occurs; provided, however, that such extended Warranty period as stated in this Article 10.4 does not apply to doors, fairings, covers, non-metallic structures and systems/equipment support structure, for which specific items the Warranty period shall be as stated in Article 10.3.

10.5 Seller shall be relieved of its obligations and liability with respect to any claim under the Warranty if such claim results from any of the following:
     i) the Aircraft is not operated or maintained in compliance with the governing or applicable provisions of Seller's FAA or DOT, as applicable, Approved Flight Manual, Maintenance Manual and Service Bulletins, and as each thereof may be amended from time to time by Seller;
     ii) installation, repair, alteration or modification to or of the Aircraft made by Buyer or third party which is determined to be the cause or a contributing cause of the defect;
     iii) the Aircraft is subjected to misuse, abuse or accident or is not properly stored and protected against the elements when not in use;
     iv) Buyer does not submit that the defect is covered by the Warranty.

10.6 Notwithstanding any other provisions of this Article 10, the Warranty shall not apply to any Powerplants ("Powerplant" shall mean a complete propulsion system consisting of the Engine, Nacelle, Controls and Accessories) installed in the Aircraft. The Powerplant warranty shall be provided directly by the Powerplant manufacturer (BMW Rolls-Royce) to Buyer, shall be the sole responsibility of the Powerplant manufacturer, and the rights of Buyer with respect to the Powerplants shall be a matter as between Buyer and the Powerplant manufacturer. Buyer agrees that Seller shall have no liability or responsibility for any Powerplant warranty including, without limitation, any lack of performance, reliability or maintainability of the Aircraft as a result of the Powerplants.

10.7 Seller does not warrant, and is hereby relieved of any obligation to warrant, any accessory, equipment or part incorporated in the Aircraft which is not furnished pursuant to this Agreement, or any amendment to this Agreement, including, without limitation, any accessory, equipment or part installed by anyone other than Seller.

10.8 Any repair, replacement or rework by Seller under the Warranty shall also be covered by the Warranty covering material and workmanship for the unexpired portion of the Warranty periods set forth in this Article 10 remaining at the time of repair, replacement or rework.

10.9 The Warranty shall run to Buyer, its successors and to all persons to whom title to the Aircraft may be transferred during the Warranty periods set forth in this Article 10, provided that any such successor or owner shall remain subject to the applicable provisions of this Agreement to the same extent as Buyer.

10.10 Buyer shall not be entitled to the benefits of the Warranty if Buyer does not maintain complete records of operations and maintenance of the Aircraft and make such records available to Seller. Buyer's failure to maintain such records shall relieve Seller of its Warranty obligations. Buyer shall notify any subsequent buyer, owner, assignee, operator or transferee of the Aircraft of their obligation to maintain such records and to make them available for Seller's inspection. Whether notified or not, if such person does not comply with the foregoing, that person shall not be entitled to the benefits of the Warranty.

10.11 THE WARRANTY, OBLIGATIONS AND LIABILITIES OF SELLER AND THE RIGHTS AND REMEDIES OF BUYER SET FORTH IN THIS ARTICLE 10 ARE EXCLUSIVE AND ARE IN LIEU OF AND BUYER HEREBY WAIVES AND RELEASES ALL OTHER WARRANTIES,
OBLIGATIONS, REPRESENTATIONS OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW, IN CONTRACT, CIVIL LIABILITY OR IN TORT, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR OF ANY IMPLIED CONDITION, AND ANY OTHER OBLIGATION OR LIABILITY ON THE PART OF SELLER TO ANYONE OF ANY NATURE WHATSOEVER BY REASON OF THE DESIGN, MANUFACTURE, SALE, REPAIR, LEASE OR USE OF THE AIRCRAFT OR RELATED PRODUCTS AND SERVICES DELIVERED OR RENDERED HEREUNDER.

10.12      In the event that any of the provisions  of  this
Article 10 are for any reason declared unenforceable or ineffective, the remainder of the Article shall remain in full force and effect.

ARTICLE  11   TECHNICAL DATA AND SERVICES

11.1 At Delivery Time, Seller shall deliver to Buyer documentation and the technical publications described in Schedule "D" attached hereto and made a part of this Agreement by reference.

11.2 Commencing with Delivery Time, Seller will make available to Buyer, at its last address made known by Buyer to Seller, from time to time, service bulletins and general information applicable to the Aircraft, as well as any amendments to the documentation and technical publications referred to in Article 11.1 applicable to Buyer's Aircraft, for a period of 10 years after delivery of the last BD-700-1A10 aircraft manufactured by Seller. Seller shall provide this service at no additional cost to Buyer for a period of 5 years from Delivery Time.

11.3 It is understood that the documentation and publications provided under this Article 11 and any other data, drawings or information mentioned in the Specification are proprietary to Seller and that all rights to copyright belong to Seller and shall be kept confidential by Buyer. Buyer agrees to use any data, drawings or other information solely to maintain, operate or repair the Aircraft or to make any installation or alteration thereto allowed by Seller.

ARTICLE  12   TAXES AND DUTIES

12.1 The Purchase Price does not include any sales, use, personal property, excise, consumption, goods and services, value added, luxury or other similar taxes, duties, or assessments ("Taxes") which may be levied, assessed or imposed by any governmental authority or agency on or as a result of this sales transaction, to the extent imposed by law on Buyer or Seller, the Aircraft itself, other matters or things covered hereunder (including services, instructions or Seller-furnished data) or on the use, delivery, storage or transfer of any of them. Seller shall notify Buyer of any such Taxes, including interest and penalties, that the governmental authority or agency is seeking to collect from Seller, and Buyer agrees to promptly, but in no event later than 10 days after receiving such notices, pay same directly to said governmental authority or agency, or to reimburse Seller for said Taxes, including interest and penalties, or to assume the defense against imposition thereof at its sole cost and expense and to hold Seller harmless from any such imposition. If Buyer does not make timely payment directly to said governmental authority or agency or timely defense, Seller may pay the asserted Taxes, including interest and penalties, and Buyer shall thereupon reimburse Seller for any such payment and all reasonable costs and expenses of Seller. Provided that

Buyer is purchasing the Aircraft for immediate export from Canada, Seller represents that according to current Canadian law, there are no Canadian taxes payable with respect to the Aircraft which Buyer would become obligated to pay pursuant to this Article 12.

12.2 Upon Seller's request, Buyer shall execute and deliver to Seller any documents that Seller deems necessary or desirable in connection with any exemption or reduction of, or the defense against, any imposition of the Taxes referred to in Article 12.1 hereof.

ARTICLE  13   EXCUSABLE DELAY

13.1 In the event of delay on the part of Seller in the performance of its obligations or responsibilities under the provisions of this Agreement, due directly or indirectly to force majeure, acts of God or any enemy, war, civil commotion, insurrection, riot, embargo, fire, explosion, earthquake, lightning, flood, drought, windstorm or other action of the elements, or other catastrophe or accident, epidemic or quarantine restrictions, or any legislation, act, order, directive, or regulation of any government or governmental body, delay or failure of carriers, strike, lock-out, walk-out , slow-down, or other labor trouble, lack or shortage or delay in delivery of supplies, materials, accessories, equipment, tools or parts, delay or failure of subcontractors or suppliers for any reason whatsoever including mechanical breakdown, delay in obtaining any type approval or any Airworthiness Certificates by reason of any law or governmental order, directive or regulation or interpretation thereof by a governmental agency, the effective date of which is subsequent to the date of this Agreement, requiring any modification in the Aircraft in order to obtain the type approval, or any other cause whatsoever, whether similar to those herein before mentioned or of a different nature, beyond Seller's control or without negligence of Seller, Seller shall not be responsible for any such delay and the time fixed or required for the performance of any obligation or responsibility in this Agreement shall be extended for a period equal to the period during which any such cause and the effects thereof persist.

13.2 In the event that the delivery of the Aircraft is delayed by reason of any one or more of the causes to which reference is made in this Article 13 for more than 12 months beyond the last day of the month when delivery is otherwise required, either Buyer or Seller may terminate this Agreement upon notice in writing to the other party of such termination, which notice shall be given within 15 days immediately following such period of 12 months. In the event of such termination, Seller's sole liability and responsibility shall be limited to the obligation to return to Buyer all amounts previously paid to Seller.

Refer Addendum

ARTICLE  14   RESPECTIVE RIGHTS,  RECOURSES AND OBLIGATIONS

14.1 If Buyer fails to make any of the payments provided for in Article 3.1 on or before the stipulated date, Seller shall have no further obligations to Buyer under this Agreement, including no obligation to proceed further with the manufacture of the Aircraft on behalf of the Buyer or the sale and delivery of the Aircraft to Buyer. In such a case, i) Buyer acknowledges that all rights (including property rights and the right to sell the Aircraft to another party) in and to the Aircraft remain vested with Seller free and clear of any ownership or title rights, liens, charges or encumbrances; and ii) Buyer shall have no right to recover from Seller any of the amounts previously paid to Seller. All such amounts shall be applied against the costs and damages incurred by Seller as a result of Buyer's default. Buyer hereby acknowledges and recognizes that in any event, such costs and damages will aggregate not less than the amounts previously paid to Seller. Seller shall have the option of waiving such failure on the part of Buyer, should Buyer, within 15 days of such default, make arrangements satisfactory to Seller for such payment and all future payments.

Refer Addendum

14.2 a) This Agreement may be terminated before Delivery Time by either party by notice of termination to the other party upon the occurrence of any of the following events:
     i) the other party makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts;
     ii) a receiver or trustee is appointed for the other party or for substantially all of such party's assets and, if appointed without such party's consent, such appointment is not discharged or stayed within 30 days;
     iii) proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against the other party and, if contested by such party, are not dismissed or stayed within 30 days; or
     iv) any writ of attachment or execution or any similar process is issued or levied against the other party or any significant part of its property and is not released, stayed, bonded or vacated within 30 days after its issue or levy.

      b) In addition, Seller may terminate this Agreement before Delivery Time (i) as provided in Article 2.4 hereof; or (ii) if Buyer is in default or breach of any material term or condition of this Agreement and does not cure such default or breach promptly after receipt of notice from Seller specifying such default or breach.

      c) In addition, Buyer may terminate this Agreement before Delivery Time if Seller is in default or breach of any material term or condition of this Agreement.

14.3 In case of termination of this Agreement by Seller pursuant to and in accordance with Article 14.2:
     i) all rights (including property rights) which Buyer may have or may have had in or to this Agreement or the Aircraft shall be extinguished;
     ii) all rights (including property rights and the right to sell the Aircraft to another party) in and to the Aircraft shall be vested with Seller free and clear of any ownership or title rights, prior claims, liens, charges or encumbrances; and
     iii) all amounts previously paid to Seller shall be retained by Seller and shall be applied against the costs and damages incurred by Seller as a result of the termination of this Agreement. Buyer hereby acknowledges and recognizes that in any event, such costs and damages will aggregate not less than the amounts previously paid to Seller.

          Refer Addendum

14.4 Upon termination of this Agreement by Buyer pursuant to and in accordance with Article 14.2 or Article 5, Buyer's sole right, remedy and recourse against Seller and Seller's obligation to Buyer shall be limited to the following: Buyer shall be entitled to recover from Seller only those amounts previously paid to Seller.

ARTICLE  15   INDEMNITY AGAINST PATENT INFRINGEMENT

15.1  Subject to the provisions hereinafter set out in  this
Article 15, Seller agrees to indemnify, protect, and save harmless Buyer against any liability, losses, damages or expenses (excluding any liability, losses, damages and expenses in respect of or resulting from any lack or loss of use of the Aircraft) resulting solely from any actual or alleged infringement of a Canadian or United States patent by the Aircraft. The foregoing shall not apply to the Powerplants or any accessory, equipment or part which was not manufactured by Seller or is not manufactured exclusively pursuant to Seller's detailed design, or which was incorporated in the Aircraft at Buyer's request instead of or in addition to any accessory, equipment or part furnished by Seller.

15.2 Seller shall not be liable with respect to any actual or alleged patent infringement to which this Article 15 would apply unless:
     i) Suit is commenced against Buyer for infringement or Buyer receives a written claim alleging infringement and notice is given in writing to Seller by Buyer within 20 working days after the receipt by Buyer of the suit or written claim;
     ii) Buyer uses diligent efforts, in full cooperation with Seller, to reduce or mitigate any such expenses, damages, costs and royalties involved;
     iii) Buyer furnishes promptly to Seller all data, papers and records within its possession and any other information or material within Buyer's knowledge or control necessary or useful to resist and defend against such claim or suit; and
     iv) Buyer refrains from making any payment and from assuming any obligations, liabilities, expenses, damages, costs and royalties for which Seller may be held liable, without approval of Seller, and is diligent to reduce or mitigate any such expenses, damages, costs and royalties.

15.3 Seller shall have the option at any time or from time to time to conduct negotiations, in its own name, or in the name of Buyer, and to enter into a settlement or settlements with the party or parties involved in the actual or alleged patent infringement and to intervene in any suit or claim. Should Seller intervene in any such suit or claim, it shall be entitled at any stage of negotiations or proceedings to assume, conduct or control the defense thereof. If Seller assumes such defense and Buyer, in its interest, elects to participate therein, it shall do so at its sole cost and expense.

15.4 THE OBLIGATIONS ON THE PART OF SELLER IN THIS ARTICLE 15 ARE UNDERTAKEN BY SELLER AND ACCEPTED BY BUYER IN LIEU OF ANY AND ALL OTHER OBLIGATIONS EXPRESS OR IMPLIED, ARISING IN LAW OR OTHERWISE, TO WHICH SELLER MIGHT OTHERWISE BE LIABLE IN RESPECT OF ANY ACTUAL OR ALLEGED PATENT INFRINGEMENT BY THE AIRCRAFT OR UNDER ANY PATENT RIGHT OR RIGHT TO PATENT, AND SUCH OBLIGATIONS SHALL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT IN WRITING SIGNED BY SELLER AND BUYER UNDER THE HANDS OF THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES.

ARTICLE  16   LIMITATION OF LIABILITY

16.1 SELLER SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES, OR FOR ANY LOSSES OR DAMAGES FOR OR ARISING OUT OF ANY LACK OR LOSS OF USE OF ANY AIRCRAFT, ANY EQUIPMENT OR ANY SPARE PARTS FOR ANY REASON.

ARTICLE  17   MISCELLANEOUS

17.1 Assignment - Neither this Agreement nor any of the rights of Buyer hereunder shall be assignable by Buyer in whole or in part without Seller's written consent which shall not be unreasonably withheld. Notwithstanding the foregoing, this Agreement shall be assignable by Buyer in whole or in part to a wholly-owned subsidiary or affiliate of Buyer or any financial institution which is providing financing to Buyer in connection with Buyer's acquisition of the Aircraft provided that Buyer shall remain solidarily liable with the assignee for the fulfillment of all the terms and conditions of this Agreement. Buyer hereby acknowledges receipt of due notice (i) that a portion of the interest of the Seller in this Agreement and the Purchase Price payable hereunder could be assigned in favour of LR Jet Corporation under a certain Receivables Purchase Agreement dated as of March 27, 1995 and (ii) of the hypothecation and creation of a security interest in favour of State Street Bank and Trust Company under the terms of a Trust Indenture and Security Agreement dated as of March 27, 1995. For greater certainty, Buyer hereby acquiesces to the hypothec and the assignment created under the said Trust Indenture. Notwithstanding any of the above-mentioned assignment, security interest or hypothec, Seller shall remain the sole party responsible to Buyer for all of Seller's obligations as Seller hereunder.

17.2 Notices - All communications between the parties hereto, including any notice to be given hereunder, shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail, commercial courier or facsimile to the party to which said notice is to be given at its address as shown on page 1 hereof unless such address is changed by a notice given to the other party. Notices so sent shall be deemed to be received upon actual receipt by the receiving party.

17.3 Successors - This Agreement shall inure to the benefit of and be binding upon each of Seller and Buyer and their respective successors.

17.4 Compensation - Buyer shall not be entitled to any abatement, reduction, set-off, compensation, withholding or counterclaim against any of the payments due under this Agreement by reason of any past, present or future right or claim against Seller under this Agreement or any other obligation, whether or not contractual and whether or not related to this Agreement.

17.5 Laws - THE RELATIONSHIP BETWEEN THE PARTIES, INCLUDING THEIR RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE PROVINCE OF QUEBEC, CANADA. Seller and Buyer, which have acceded to this Agreement, have required and agreed that it and any related documents including those required under Article 11 be drawn up in the English language only; le Vendeur et l'Acheteur, parties aux presentes, ont expressement requis et conviennent que ce contrat en tout document connexe incluant ceux requis par l'Article 11 soient rediges dans la langue anglaise seulement.

17.6 Agreement

17.6.1 This Agreement and the matters referred to herein constitute the entire Agreement between Seller and Buyer and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, agreements, understandings, contracts and communications, whether verbal or written, between Seller and Buyer or their respective agents, with respect to or in connection with the subject matter of this Agreement and no agreement or understanding varying the terms and conditions hereof shall be binding on either Seller or Buyer unless in writing and duly signed by their respective authorized representatives. In the event of any inconsistencies between this Agreement, any addendum clauses and any of the annexes, Specification or other documents referred to herein, the provisions of first the addendum clauses and then this Agreement shall prevail, followed by the Specification.

17.6.2 If any of the provisions of this Agreement are for any reason declared by judgement of a court of competent jurisdiction to be unenforceable or ineffective, those provisions shall be deemed severable from the other provisions of this Agreement and the remainder of this Agreement shall remain in full force and effect.

17.6.3     This  Agreement  shall  only  be  considered   as
executed by Seller when signed in duplicate originals on its behalf at its registered office.

17.6.4 The obligations and liabilities of Seller, including the Warranty contained in Article 10 and the Limitation of Liability contained in Article 16 of this Agreement, have been expressed, discussed, understood and agreed to between Buyer and Seller in consideration of the Purchase Price of the Aircraft and other provisions of this Agreement.

ARTICLE  18   CONFIDENTIALITY

18.1 Seller and Buyer hereby agree to keep this Agreement and its contents confidential and each party hereto agrees that it shall not disclose, or permit to be disclosed, the same to any person or entity, except:
     i) to assignees or transferees of a party or to their counsel, accountants, auditors, other agents or third parties, on a "need to know" basis, all of whom shall agree to keep the same confidential;
     ii) to a party's counsel, accountant, auditor or other agents who agree to keep such information confidential;
     iii) as may be required by statute, court or administrative order or decree or governmental ruling or regulation of the United States or Canada or other applicable jurisdiction, or
     iv) to the extent that such information is published as publicly available.

Neither any party to this Agreement nor any of its agents shall make any press release or other similar public announcement disclosing the terms of this transaction or this document or the identity of any party to this Agreement without the prior written consent of the other party.

ARTICLE  19   REFER ADDENDUM

BUYER:                         SELLER:


GOLDEN NUGGET AVIATION CORP.   BOMBARDIER INC., BUSINESS
                               AIRCRAFT DIVISION


Per:   Bruce A. Levin          Per:   Keith B. Garner
Title: Assistant Secretary     Title: Executive Vice President

        ADDENDUM TO GLOBAL EXPRESS AIRCRAFT PURCHASE
       AGREEMENT BETWEEN GOLDEN NUGGET AVIATION CORP.
           AND BOMBARDIER INC. DATED 24 JUNE 1997



ARTICLE 3  MANUFACTURING PAYMENT SCHEDULE

           3.1 Delete this Article in its entirety and replace with the following:

                 "In consideration of Seller's obligation to
           proceed with the manufacture, delivery and sale of the Aircraft, Buyer undertakes to make the following payments to Seller for a total amount of $29,500,000 U.S. dollars (the "Purchase Price") which is subject to an escalation adjustment in accordance with Schedule "C" attached hereto.

           i)   A  first  payment of US $7,375,000 being  an
                amount  equal to 25 percent of the  Purchase
                Price,   shall  be  paid  at  the  time   of
                contract execution of this Agreement.

           ii)  The   balance   of   the   Purchase   Price,
                $22,125,000 plus any adjustment required in accordance with Schedule "C" shall be paid at Delivery Time.

                Each of such payments, except the last, shall be on account of the manufacture, delivery and sale of the Aircraft."


ARTICLE 9  TRAINING

           9.1  On the second line replace "4" with "6".


ARTICLE 13 EXCUSABLE DELAY

           13.2 On the third line replace "12" with "6".

                On the seventh line replace "12" with "6".


ARTICLE 14 RESPECTIVE RIGHTS, RECOURSES AND OBLIGATIONS

           14.1 Replace clause ii) of the second sentence, and the third sentence, with the following:

                 "ii)  Seller  shall be entitled  to  retain
           U.S. $7,375,000 of the amount paid to Seller on account of the Purchase Price as Seller's sole and exclusive remedy for any costs and damages incurred by Seller as a result of the termination of this Agreement; such amount does not constitute an abusive penalty but includes, without limitation, loss of profit on the sale contemplated by this Agreement, direct and indirect costs incurred as a result of disruption in production, and selling expenses to resell the Aircraft. The parties have agreed upon the foregoing amount of liquidated damages as a reasonable forecast of the anticipated or actual loss Seller will suffer as a result of the termination of this Agreement. Seller shall promptly return to Buyer any amount in excess of U.S. $7,375,000 paid to Seller on account of the Purchase Price.".

           14.3 iii) Replace this sub-Article with the following:

                 "Seller  shall be entitled to  retain  U.S.
           $7,375,000 of the amount paid to Seller on account of the Purchase Price as Seller's sole and exclusive remedy for any costs and damages incurred by Seller as a result of the termination of this Agreement; such amount does not constitute an abusive penalty but includes, without limitation, loss of profit on the sale contemplated by this Agreement, direct and indirect costs incurred as a result of disruption in production, and selling expenses to resell the Aircraft. The parties have agreed upon the foregoing amount of liquidated damages as a reasonable forecast of the anticipated or actual loss Seller will suffer as a result of the termination of this Agreement. Seller shall promptly return to Buyer any amount in excess of U.S. $7,375,000 paid to Seller on account of the Purchase Price.".


ARTICLE 19 PERFORMANCE GUARANTEES

           19.1 Notwithstanding the provisions of the Specification (but subject to the performance conditions contained in Specification Section 04-32-00 except as herein modified), the Aircraft performance guarantees shall be as per Attachment "A" attached hereto based on Maximum Ramp Weight of 93,750 lb., Maximum Take-Off Weight of 93,500 lb., Operating Weight Empty of
           48,800 lb., and Maximum Fuel of 43,350 lb. In addition, the performance guarantees shall include the following:

           1. At  Mach .85, minimum range guarantee of  6400
              n. mi. with NBAA IFR reserve fuel, ISA, zero wind, eight (8) passengers and crew of four
              (4).

           2. At  Mach .80, minimum range guarantee of  6700
              n. mi. with reserve fuel of 2,000 lb., ISA, zero wind, eight (8) passengers and crew of four (4).

           3. Cruise altitude shall be guaranteed at a minimum of 45,000 ft.

           19.2 Should the Aircraft i) fail to meet the above mentioned performance guarantees at Delivery Time, or ii) not be delivered within 30 days of 30 June 1998 for reasons other than Excusable Delay, then Buyer shall have the right to terminate this Agreement. In the event of such termination, Seller's sole liability and responsibility shall be limited to the obligation to return to Buyer all amounts previously paid to Seller plus interest.
                               3